EX-35.4
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.


Structured Asset Securities Corporation
745 7th Avenue
New York, NY 10019



RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer and/or Securities Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


February 25, 2008

/s/ Kristen Ann Cronin
KRISTEN ANN CRONIN
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Schedule A

List of Servicing Agreement(s) and Series

1 Trust Agreement for THORNBURG 2006-4, Wells Fargo Bank, N.A. as Master
  Servicer and Securities Administrator, as applicable

2 Sale and Servicing Agreement for Thornburg Mortgage Securities Trust 2007-1
  Mortgage-Backed Notes, Series 2007-1, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable

3 Sale and Servicing Agreement for Thornburg Mortgage Securities Trust 2007-2
  Mortgage-Backed Notes, Series 2007-2, Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, as applicable